Exhibit 3.174

BY-LAWS1

OF

HILTON RESORTS CORPORATION

ARTICLE I

OFFICES

SECTION 1. REGISTERED OFFICE. The registered office shall be established and maintained at the office of United States Corporation Company, in the City of Dover, in the County of Kent, in the State of Delaware, and said corporation shall be the registered agent of this corporation.

SECTION 2. OTHER OFFICES. The corporation may have other offices, either within or without the State of Delaware, at such place or places as the Board of Directors may from time to time appoint or the business of the corporation may require.

ARTICLE II

MEETING OF STOCKHOLDERS

SECTION 1. MEETINGS. All meetings of stockholders, including annual meetings for the election of directors, shall be held at such time, and on such date and at such place, either within or without the State of Delaware, as shall be determined by the Chairman of the Board or the Board of Directors acting pursuant to Section 4 of this Article II. In the event the Chairman of the Board or the Board of Directors fail to so determine the time, date and place of meeting, the annual meeting of stockholders shall be held annually on the Corporation’s anniversary of incorporation, beginning with the year 1992. If the date of the annual meeting shall fall upon a legal holiday, the meeting shall be held on the next succeeding business day. At each annual meeting, the stockholders entitled to vote shall elect a Board of Directors and may transact such other business as may properly come before the meeting.

[1]	As adopted by the sole incorporator, pursuant to a written statement of organization, dated November 18, 1991.

SECTION 2. VOTING. Except as otherwise required by the Certificate of Incorporation, each stockholder at every meeting of stockholders shall be entitled to one vote for each share of the capital stock of the corporation held by such stockholder. Except as otherwise required by the laws of the State of Delaware or by the Certificate of Incorporation, all matters submitted to a vote at all meetings of stockholders shall be decided by a majority vote of those present in person or by proxy.

SECTION 3. QUORUM. Except as otherwise required by the laws of the State of Delaware, or by the Certificate of Incorporation, the presence in person, or by proxy, of stockholders having the right to cast a majority of the votes upon the matters to be acted upon at any meeting of stockholders shall constitute a quorum for such meeting. In case a quorum shall not be present at any meeting, the officer entitled to preside at such meeting shall have the power to adjourn the meeting by announcing that such meeting has been adjourned to another specified time, date and place.

SECTION 4. CALL OF MEETINGS. Except as otherwise required by the laws of the State of Delaware or the Certificate of Incorporation, either the Chairman of the Board, by written notice of the Secretary, or the Board of Directors, by resolution, shall have the power to call special meetings of the stockholders and shall have the power to determine that the annual meeting of stockholders shall be held at a time, on a date, or at a place other than the time, date and place specified in Section 1 of this Article II. Any such notice or resolution shall state the time, date, place and purpose or purposes of the meeting.

SECTION 5. NOTICES OF MEETING. The Secretary shall give written notice of the annual or any special meetings to each stockholder, not less than ten nor more than sixty days before such meeting, which notice shall specify the time, date and place of the meeting and the purpose or purposes for which the meeting is being held.

SECTION 6. ACTION WITHOUT MEETING. Any action required or permitted to be taken at any meeting of stockholders, may be taken without a meeting if all of the stockholders consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of the meeting.

ARTICLE III

DIRECTORS

SECTION 1. NUMBER. The number of directors which shall constitute the whole board shall initially be five (5), but such number may be increased from time to time, by resolution of the Board of Directors.

SECTION 2. REMOVAL. Any director or directors may be removed either for, or without, cause at any time by stockholders having the right to cast a majority of the votes upon such matter.

SECTION 3. VACANCIES. Vacancies on the board, and newly created directorships resulting from any increase in the authorized number of directors, may be filled by the affirmative vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

SECTION 4. POWERS. The Board of Directors shall exercise all the powers of the corporation, except such as are by law, or by the Certificate of Incorporation of the corporation or by these By-Laws conferred upon or reserved to the stockholders.

SECTION 5. COMMITTEES. The Board of Directors may, by resolution or resolutions passed by a majority of the whole board, designate one or more committees, each committee to consist of two or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution and not inconsistent with the laws of the State of Delaware, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it.

SECTION 6. MEETINGS. If a quorum shall be present, a newly elected Board of Directors may hold its first meeting, without notice, immediately after the annual meeting of stockholders. Regular meetings of the Board of Directors may be held, without notice, at such places and times as shall be determined, from time to time, by resolution of the Board of Directors. Special meetings of the Board of Directors may be called by the Chairman of the Board on two days’ notice to each director, either personally or by mail or by telegram. Special meetings shall be called by the Chairman of the Board on two days’ notice to each director, either personally or by mail or by telegram. Special meetings shall be called by the Chairman of the Board or Secretary in like manner and on like notice on the written request of any two directors.

SECTION 7. QUORUM. A majority of the directors shall constitute a quorum for the transaction of business. If at any meeting of the board there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum is obtained, and no further notice thereof need be given other than by announcement at the meeting which shall be so adjourned.

SECTION 8. ACTION WITHOUT MEETING. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all of the members of the board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of the board or committee.

ARTICLE IV

OFFICERS

SECTION 1. OFFICERS. The officers of the corporation shall be a Chairman of the Board, a President, a Secretary, and a Treasurer, all of whom shall be elected by the Board of Directors and who shall hold office until their successors are elected or qualified. In addition, the Board of Directors may elect one or more Vice Presidents and such Assistant Secretaries and Assistant Treasurers as they may deem proper. The Chairman of the Board shall be a director, but none of the other officers of the corporation need be directors. The officers shall be elected at the first meeting of the Board of Directors after each annual meeting. Two or more offices may be held by the same person.

SECTION 2. CHAIRMAN OF THE BOARD. The Chairman of the Board shall be the chief executive officer of the corporation and shall be responsible for formulating general policies and programs for the corporation for submission to the Board of Directors, and for carrying out the programs and policies approved by the Board of Directors. The Chairman of the Board shall preside at all meetings of the stockholders and of the Board of Directors at which he shall be present and he shall be, ex officio, a member of all standing committees. He shall supervise the activities of the President, and, in the absence or disability of the President, or in the event that for any reason it is impracticable for the President to act personally, he shall have the powers and duties of the President. The Chairman shall have the power to sign and execute in the name of the corporation all bonds, deeds, mortgages, leases and other contracts and instruments, except in any case where the signing and execution thereof has been delegated to some other officer or agent of the corporation. The Chairman of the Board shall also have such other powers and duties as shall be assigned to him by the Board of Directors.

SECTION 3. PRESIDENT. The President shall be the chief administrative officer of the corporation and shall have the general supervision over the business and operations of the corporation. He shall have the power to sign and execute in the name of the corporation all bonds, deeds, mortgages, leases and other contracts and instruments. In the absence or disability of the Chairman of the Board, or in the event that for any reason it is impracticable for the Chairman to act personally, the President shall have the powers and duties of the Chairman, including the responsibility to preside at all meetings of stockholders and of the Board of Directors in the absence of the Chairman of the Board. In the performance of all of the duties hereunder, the President shall be subject to the supervision of, and shall report to, the Chairman of the Board. The President shall also have such other powers and duties as shall be assigned to him by the Chairman of the Board or the Board of Directors.

SECTION 4. VICE PRESIDENTS. The Vice Presidents shall have the power to sign and execute in the name of the corporation all bonds, deeds, mortgages, leases and other contracts and instruments. The Vice Presidents shall also have such other powers and duties as shall be assigned to them by the Chairman of the Board, the President or the Board of Directors, and they shall be subject to the supervision of, and shall report to the Chairman of the Board and the President.

SECTION 5. THE SECRETARY. The Secretary shall give, or cause to be given, notice of all meetings of stockholders and directors, and all other notices required by law or by these By-Laws. The Secretary shall record all the proceedings of the meetings of the corporation and of the directors in a proper corporation minute book. The Secretary shall have custody of the seal of the corporation and shall affix the seal to all proper corporate documents and instruments, and when so affixed shall attest the same. The Secretary shall also perform such other duties as may be assigned to the Secretary by the Chairman of the Board, the President or the Board of Directors.

SECTION 6. ASSISTANT SECRETARIES. An Assistant Secretary (or in the event there be more than one Assistant Secretary, the Assistant Secretaries in the order designated by the Board of Directors, or in the absence of any designation, then in the order of their election) shall in the absence or disability of the Secretary, or in the event that for any reason it is impracticable for the Secretary to act, shall have the powers and duties of the Secretary. The attestation of the seal of the corporation on any instrument of the corporation by any Assistant Secretary shall be conclusive evidence, as to third parties, of such person’s authority to act in the place of the Secretary.

SECTION 7. TREASURER. The Treasurer shall be the chief financial officer of the corporation. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate account of receipts and disbursements in books belonging to the corporation. The Treasurer shall deposit all monies and other valuables in the name and to the credit of the corporation in such depositaries as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the corporation as may be ordered by the Board of Directors, or the President, taking proper vouchers for such disbursements. The Treasurer shall render to the President and Board of Directors at the regular meetings of the Board of Directors, or whenever they may request it, an account of all transactions as Treasurer and of the financial condition of the corporation. If required by the Board of Directors, the Treasurer shall give the corporation a bond for the faithful discharge of his duties in such amount and with such surety as the Board shall prescribe. The Treasurer shall also perform such other duties as may be assigned by the Chairman of the Board, the President or the Board of Directors.

SECTION 8. ASSISTANT TREASURERS. The Assistant Treasurer (or in the event there be more than one Assistant Treasurer, the Assistant Treasurers in the order designated by the Board of Directors, or in the absence of any designation, then in the order of their election) shall in the absence of the Treasurer, or in the event that for any reason it is impracticable for the Treasurer to act, shall have the powers and the duties of the Treasurer.

ARTICLE V

LIMITATION OF LIABILITY

A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

ARTICLE VI

INDEMNIFICATION

SECTION 1. ACTION, ETC. OTHER THAN BY OR IN THE RIGHT OF THE CORPORATION. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, Agent (as hereinafter defined) against costs, charges and expenses (as hereinafter defined) (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by an Agent in connection with such action, suit or proceeding, and any appeal therefrom, if Agent acted in good faith and in a manner Agent reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe such conduct was unlawful. The termination of any action, suit or proceeding — whether by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent — shall not, of itself, create a presumption that the Agent did not act in good faith and in a manner which the Agent reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, that such person had reasonable cause to believe that the Agent’s conduct was unlawful.

SECTION 2. ACTION ETC., BY OR IN THE RIGHT OF THE CORPORATION. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed judicial action or suit brought by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was an Agent against costs, charges and expenses (including attorneys’ fees) actually and reasonably incurred by an Agent in connection with the defense or settlement of such action or suit and any appeal therefrom if the Agent acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for gross negligence or willful misconduct in the performance of the Agent’s duty to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such costs, charges and expenses which the Court of Chancery or other such court shall deem proper.

SECTION 3. DETERMINATION OF RIGHT OF INDEMNIFICATION. Any indemnification under Paragraphs (a) and (b) of this Section (unless ordered by a court) shall be paid by the Corporation unless a determination is reasonably and promptly made (i) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders, that such person acted in bad faith and in a manner that such person did not believe to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal proceeding, that such person believed or had reasonably cause to believe that his conduct was unlawful.

SECTION 4. INDEMNIFICATION AGAINST EXPENSES OF SUCCESSFUL PARTY. Notwithstanding the other provisions of this Section, to the extent that an Agent has been successful on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, the settlement of an action without admission of liability, or the defense of any claim, issue or matter therein, or on appeal from any such proceeding, action, claim or matter, such Agent shall be indemnified against all costs, charges and expenses incurred in connection therewith.

SECTION 5. ADVANCES OF EXPENSES. Except as limited by Paragraph (f) of this Section, costs, charges and expenses (including attorneys’ fees) incurred by an Agent in any action, suit, proceeding or investigation or any appeal therefrom shall be paid by the Corporation in advance of the final disposition of such matter, if the Agent shall undertake to repay such amount in the event that it is ultimately determined, as provided herein, that such person is not entitled to indemnification. Notwithstanding the foregoing, no advance shall be made by the Corporation if a determination is reasonably and promptly made by the board of directors by a majority vote of a quorum of disinterested directors, or (if such a quorum is not obtainable or, even if obtainable, a quorum of disinterested directors so directs) by independent legal counsel in a written opinion, that, based upon the facts known to the board of directors or counsel at the time such determination is made, the Agent acted in bad faith and in a manner that such person did not believe to be in or not opposed to the best interest of the Corporation, or, with respect to any criminal proceeding, that such person believed or had reasonable cause to believe his conduct was unlawful. In no event shall any advance be made in instances where the board of directors or independent legal counsel reasonably determines that the Agent deliberately breached such person’s duty to the Corporation or its shareholders.

SECTION 6. OTHER RIGHTS AND REMEDIES. The indemnification provided by this Section shall not be deemed exclusive of, and shall not affect, any other rights to which an Agent seeking indemnification may be entitled under any law, Bylaw, or charter provision, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be an Agent and shall inure to the benefit of the heirs, executors and administrators of such a person. All rights to indemnification under this Section shall be deemed to be a contract between the Corporation and the Agent who serves in such capacity at any time while these bylaws and other relevant provisions of the general corporation law and other applicable law, if any, are in effect. Any repeal or modification thereof shall not affect any rights or obligations then existing.

SECTION 7. INSURANCE. The Corporation may purchase and maintain insurance on behalf of any person who is or was an Agent against any liability asserted against such person and incurred by him or her in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Section. The Corporation may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such sums as may become necessary to effect indemnification as provided herein.

SECTION 8. OTHER ENTERPRISES, FINES, AND SERVING AT CORPORATION’S REQUEST. For purposes of this Section, references to “other enterprise” in Paragraph (a) shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the Corporation” shall include any service by Agent as director, officer, employee, agent or fiduciary of the corporation which imposes duties on, or involves services by, such Agent with respect to any employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Section.

SECTION 9. SAVINGS CLAUSE. If this Section or any portion thereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each Agent as to costs, charges and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement with respect to any action, suit, proceeding or investigation, and any appeal therefrom, whether civil, criminal or administrative, and whether internal or external, including a grand jury proceeding and an action or suit brought by or in the right of the Corporation, to the full extent permitted by any applicable portion of this Section that shall not have been invalidated, and to the fullest extent permitted by applicable law.

SECTION 10. DEFINITIONS. For the purposes of this Article:

(a) “Agent” means any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding or investigation, whether civil, criminal or administrative, and whether external or internal to the Corporation (other than a judicial action or suit brought by or in the right of the Corporation) by reason of the fact that he or she is or was or has agreed to be a director, officer, employee, agent or fiduciary of the Corporation, or that, being or having been such a director, officer, employee, agent or fiduciary, he or she is or was serving at the request of the Corporation as a director, officer, employee, agent or fiduciary of another corporation, partnership, joint venture, trust or other enterprise.

(b) “Expenses” shall include all reasonable attorneys’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, or being or preparing to be a witness in a proceeding.

ARTICLE VI

MISCELLANEOUS

SECTION 1. CERTIFICATES OF STOCK. Certificates of stock, signed by the Chairman of the Board, President or any Vice President, and the Treasurer or an Assistant Treasurer, or Secretary or any Assistant Secretary, shall be issued to each stockholder certifying the number of shares owned in the corporation; the signatures of each officer may be facsimiles. When such certificates are countersigned (1) by a transfer agent other than the corporation or its employees, or (2) by a registrar other than the corporation or its employee, the signatures of such agents may be facsimiles.

SECTION 2. LOST CERTIFICATES. A new certificate of stock may be issued in the place of any certificate theretofore issued by the corporation alleged to have been lost or destroyed, and the directors may, in their discretion, require the owner of the lost or destroyed certificate, or his legal representatives, to give the corporation a bond, in such sum as they may direct, not exceeding double the value of the stock, to indemnify the corporation against any claim that may be made against it on account of the alleged loss of any such certificate, or the issuance of any such new certificate.

SECTION 3. TRANSFER OF SHARES. The shares of stock of the corporation shall be transferable only upon its books by the holders thereof in person or by their duly authorized attorneys or legal representatives, and upon such transfer the old certificates shall be surrendered to the corporation by the delivery thereof to the person in charge of the stock and transfer books and ledgers, or to such other person as the directors may designate, by whom they shall be cancelled, and new certificates shall thereupon be issued. A record shall be made of each transfer and whenever a transfer shall be made for collateral security and not absolutely, it shall be so expressed in the entry of the transfer.

SECTION 4. DIVIDENDS. Subject to the provisions of the Certificate of Incorporation, the Board of Directors may, out of funds legally available therefor, at any regular or special meeting, declare dividends upon the capital stock of the corporation as and when they deem expedient.

SECTION 5. SEAL. The corporation seal shall be circular in form and shall contain the name of the corporation, the year of its creation and the words, “CORPORATE SEAL DELAWARE”. Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

SECTION 6. FISCAL YEAR. The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.

SECTION 7. CHECKS. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or agents of the corporation, and in such manner as shall be determined from time to time by resolution of the Board of Directors.

SECTION 8. NOTICE AND WAIVER OF NOTICE. Whenever any notice is required by these By-Laws to be given, personal notice is not meant unless expressly so stated, and any notice so required shall be deemed to be sufficient if given by depositing the same in the United States mail, postage prepaid, addressed to the person entitled thereto at his address as it appears on the records of the corporation, and such notice shall be deemed to have been given on the day of such mailing. Stockholders not entitled to vote shall not be entitled to receive notice of any meeting except as otherwise required by the laws of the State of Delaware.

Whenever any notice whatever is required to be given under the provisions of any law, or under the provisions of the Certificate of Incorporation of the corporation or these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

SECTION 9. RECORD DATES. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allocation of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix in advance a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action.

ARTICLE VII

AMENDMENTS

These By-Laws may be made, altered, amended or repealed by resolution of the Board of Directors.

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